UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 24, 2012

HECKMANN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33816	26-0287117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Cherrington Parkway, Suite 200, Coraopolis, Pennsylvania 15108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(412) 329-7275

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On October 24, 2012, Heckmann Corporation (“Heckmann”) provided the following update regarding financial results for the three months ended September 30, 2012, for Heckmann and for Badlands Power Fuels, LLC (formerly Badlands Energy, LLC) (“Power Fuels”). On September 3, 2012, Heckmann announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Power Fuels will merge with and into a wholly-owned subsidiary of Heckmann.

The information contained herein shall not be deemed filed for the purposes of Section 18 of the United States Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the United States Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Three Months Ended September 30, 2012

The following table sets forth our and Power Fuels’ preliminary operating results for the three months ended September 30, 2012. Neither we nor Power Fuels have finalized our respective consolidated financial statements for the three months ended September 30, 2012. Accordingly, the financial results presented below are preliminary and subject to completion. During the course of finalizing these results, we and Power Fuels may identify items that would require us to make adjustments to our respective preliminary operating results provided below and any such adjustments may be material.

	THREE MONTHS ENDED SEPTEMBER 30, 2012 (ESTIMATED)
	HECKMANN / TFI		POWER FUELS		COMBINED PRO FORMA
	LOW	HIGH	LOW	HIGH	LOW	HIGH
	(dollars in millions)		(dollars in millions)		(dollars in millions)
Statement of Operations Data:
Revenue	$91.0	$93.0	$94.0	$96.0	$185.0	$189.0

Other Operating Data:
Adjusted EBITDA	$15.0	$17.0	$35.0	$37.0	$50.0	$54.0

Adjusted EBITDA; Reconciliation of Adjusted EBITDA

For the purposes of the following table, EBITDA is defined as operating income plus other income (expense), net before depreciation and amortization. Adjusted EBITDA represents EBITDA as further adjusted for items that management does not consider reflective of core operating performance. Because we are not yet able to determine our tax provision and certain other components of net income, solely for purposes of the following reconciliation, Adjusted EBITDA is reconciled to operating income.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as measures of our liquidity. In addition, our measurement of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, limiting their usefulness as a comparative measure.

	THREE MONTHS ENDED SEPTEMBER 30, 2012 (ESTIMATED)
	HECKMANN / TFI		POWER FUELS		COMBINED PRO FORMA
	LOW	HIGH	LOW	HIGH	LOW	HIGH
	(dollars in millions)		(dollars in millions)		(dollars in millions)

EBITDA Reconciliation:
Operating income (1)	$0.2	$0.6	$24.0	$25.5	$24.2	$26.1
Other income (expense), net	(0.5)	(1.0)	—	—	(0.5)	(1.0)
Depreciation	9.0	9.5	10.6	11.0	19.6	20.5
Amortization	4.9	5.4	—	—	4.9	5.4

EBITDA	$13.6	$14.5	$34.6	$36.5	$48.2	$51.0

Adjustments (2)	1.4	2.5	0.4	0.5	1.8	3.0

Adjusted EBITDA	$15.0	$17.0	$35.0	$37.0	$50.0	$54.0

(1)	Before interest expense, which, for Heckmann, is estimated to be in a range of $6.8 million to $7.2 million and, for Power Fuels, is estimated to be in a range of $1.5 million to $1.9 million.
(2)	Adjustments are comprised primarily of stock-based compensation and transaction costs.

The preliminary financial results presented above for the three months ended September 30, 2012 are subject to completion by us and Power Fuels of our respective financial closing procedures. Those procedures have not yet been completed. Accordingly, these preliminary results may differ materially from the actual results that will be reflected in our respective consolidated financial statements for the three months ended September 30, 2012 when they are completed and released.

We do not expect to disclose publicly whether or not our expectations have changed, or to update our expectations, other than through the release of actual results in the ordinary course of business or as required by the United States Securities and Exchange Commission (“SEC”) rules and regulations. Our expectations should not be regarded as a representation by us or Power Fuels or our respective managements as to our or Power Fuels’ actual results for the three months ended September 30, 2012 or thereafter. The assumptions and estimates underlying our and Power Fuels’ expectations are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties, including those described in our Annual Report on Form 10-K for the year ended December 31, 2011, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, and our Current Report on Form 8-K filed with the SEC on June 30, 2012. Accordingly, there can be no assurance that actual results will not differ materially from expectations or the preliminary results presented above, or that these preliminary results are indicative of any future performance. You should not place undue reliance on our or Power Fuels’ respective expectations or these preliminary results.

Neither our independent auditor, KPMG LLP, nor Power Fuels’ independent auditor, Hein & Associates LLP, has audited, reviewed, compiled or performed any procedures with respect to the financial data presented above and, accordingly, neither KPMG LLP nor Hein & Associates LLP expresses any opinion or any other form of assurance with respect thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECKMANN CORPORATION

Date: October 24, 2012	By:	/s/ Damian C. Georgino
Damian C. Georgino
Executive Vice President, Corporate Development and Chief Legal Officer